EXHIBIT 99

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

                                                                 June 24, 2003

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is being furnished in connection the filing of the Annual Report on Form 11-K for the fiscal year ending December 31, 2002 (the "Report") for the Putnam Investments Profit Sharing Retirement Plan (the "Plan").

William L Rosoff, the Plan Administrator and Irene M. Esteves, the Chief Financial Officer of Putnam, LLC each certifies that, to the best of my knowledge the Report:

1. complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

                             /s/ William L. Rosoff
                             --------------------------------------
                             Name:  William L. Rosoff
                             Plan Administrator

                             /s/ Irene M. Esteves
                             --------------------------------------
                             Name:  Irene M. Esteves
                             Chief Financial Officer of Putnam, LLC

A signed original of this written statement has been provided to the Putnam Investments Profit Sharing Retirement Plan (the "Plan") and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.